Exhibit 99.1

APOLLO MEDICAL HOLDINGS ANNOUNCES THE CLOSING OF ITS INAUGURAL $290 MILLION SYNDICATED CREDIT FACILITY
AND SERIES OF TRANSACTIONS WITH INDEPENDENT PRACTICE ASSOCIATION AND PROFESSIONAL MEDICAL CORPORATION

Alhambra, CA – (PR Newswire) – September 11, 2019 – Apollo Medical Holdings, Inc. (“ApolloMed” or the “Company”) (NASDAQ: AMEH) an integrated population health management company, today announced that it has closed a new credit facility. The new aggregate $290 million credit facility consists of a $190 million senior secured term loan and a $100 million revolving credit facility, among other facilities, that will mature in 2024. The initial pricing of the term loan is LIBOR plus 2.50%. SunTrust Robinson Humphrey, Inc served as left lead arranger and SunTrust Bank is acting as administrative agent for the facility. Additionally, Preferred Bank, J.P. Morgan Chase, MUFG Union Bank, N.A., and Royal Bank of Canada served as joint lead arrangers and joint bookrunners for the syndicate. ApolloMed has also completed the series of transactions with two of its affiliates, AP-AMH Medical Corporation, a California professional medical corporation (“AP-AMH”), and Allied Physicians of California, a Professional Medical Corporation, a California professional medical corporation d.b.a. Allied Pacific of California IPA (“APC”).

“We are extremely excited to announce this new credit facility which enables us to complete our previously announced transaction with APC and provides an initial $40 million of availability on our revolving credit facility as the potential dry powder to pursue future acquisitions of additional independent practice associations (“IPAs”) by leveraging our strong balance sheet to create additional shareholder value,” said Kenneth Sim, M.D., Executive Chairman of ApolloMed. “The closing of the APC transaction will immediately improve ApolloMed’s bottom line net income in 2019 and, we expect, in future years. Aggregated with our recent synergistic acquisitions of Accountable Health Care IPA and Alpha Care Medical Group, both immediately increasing our revenue in 2019 and, we expect in future years, our team is laser focused on both significant near-term and long-term growth opportunities. We believe the combination of these recent transactions solidifies our position as a best-in-class, patient-centered and physician-centric, value-based, integrated healthcare delivery system and management company. The overwhelming support of the debt capital markets evidenced by the participation of the top-tier lenders in our credit facility is a testament to the growing financial stability of our distinctive physician driven business model that is leading the healthcare industry in value-based care, by reducing the cost of healthcare while producing high quality outcomes.”

Initial funding from the new loan facility allows the Company to refinance its current outstanding debt and allows the Company to complete the series of agreements with two of its affiliates, AP-AMH, and APC. The transactions, all of which are interrelated and closed concurrently with the closing of the new credit facility, include the following:

•	The Company is lending AP-AMH $545,000,000 pursuant to a ten-year secured loan agreement. The loan will bear interest at a rate of 10% per annum simple interest.

•	AP-AMH is purchasing $545,000,000 of Series A Preferred Stock to be issued by APC to AP-AMH. Under the terms of the Series A Preferred Stock, AP-AMH is entitled to receive preferential, cumulative dividends that accrue on a daily basis and that are equal to the sum of (A) APC’s net income from healthcare services, plus (B) any dividends received by APC from certain of APC’s affiliated entities, less (C) any retained amounts.

•	APC is purchasing $300,000,000 of the Company’s common stock.

•	The Company is licensing certain of its trademarks to AP-AMH for a fee equal to a percentage of the aggregate gross revenues of AP-AMH. The license fee is payable out of any Series A Preferred Stock dividends received by AP-AMH from APC.

•	Through its subsidiary, the Company will provide certain administrative services to AP-AMH for a fee equal to a percentage of the aggregate gross revenues of AP-AMH. The administrative fee also is payable out of any APC Series A Preferred Stock dividends received by AP-AMH from APC.

•	The net effect of the series of transactions announced today is a significant improvement in our net income in 2019 and, we expect, in future years.

Note About Consolidated Entities

The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and variable interest entities (“VIEs”) in which the Company is the primary beneficiary. Noncontrolling interests represent equity ownership interests in the Company’s consolidated entities (including certain VIEs). The amount of net (loss) income attributable to noncontrolling interests is disclosed in the Company’s consolidated statements of income.

About Apollo Medical Holdings, Inc.

ApolloMed is a leading physician-centric integrated population health management company, which, together with its subsidiaries, including a Next Generation Accountable Care Organization (“NGACO”), and its affiliated IPAs and management services organizations (“MSOs”), are working to provide coordinated, outcomes-based high-quality medical care for patients, particularly senior patients and patients with multiple chronic conditions, in a cost-effective manner.  ApolloMed focuses on addressing the healthcare needs of its patients by leveraging its integrated health management and healthcare delivery platform that includes Network Medical Management, Inc. (an MSO), Apollo Medical Management, Inc. (an MSO), ApolloMed Hospitalists, APA ACO, Inc. (the Company’s NGACO), APC (an IPA) and Apollo Care Connect, Inc. (the Company’s digital population health management platform).  For more information, please visit www.apollomed.net.

About Allied Physicians of California

APC is an IPA that the Company has determined should be consolidated as a VIE with the Company’s financial statements under United States generally accepted accounting principles (U.S. GAAP). APC-LSMA has as its sole shareholder, Thomas Lam, M.D., Chief Executive Officer of the Company and Chief Executive Officer and Chief Financial Officer of APC, and is a consolidated VIE of APC. APC-LSMA acquired 100% capital stock of Alpha Care Medical Group on May 31, 2019 and the remaining 75% of Accountable Health Care IPA capital stock on August 30, 2019. Upon consummation of the acquisitions, both of these IPAs are consolidated VIEs of APC through APC-LSMA.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements about the Company’s acquisition strategy, integration of its acquired companies, continued growth and business outlook, ability to deliver sustainable long-term value, ability to respond to the changing environment, operational focus and strategic growth plans. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company's management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company's reports to the SEC, including, without limitation, the risk factors discussed in the Company's Annual Report on Form 10-K filed with the SEC on March 18, 2019 and in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2019.

FOR MORE INFORMATION, PLEASE CONTACT:

Asher Dewhurst
(443) 213-0500
asher.dewhurst@westwicke.com